EXHIBIT 8.1
                                                            LIST OF SUBSIDIARIES



Name                                                                  Date  of Incorporation            Country of Incorporation
----                                                                  ----------------------            ------------------------
COLT Telecom Limited (1)                                              18 October 1996                   England and Wales
COLT  Telecom Europe Limited (5)                                      28 June 1996                      England and Wales
COLT Telecommunications (2)(4)                                        15 December 1989                  England and Wales
City of London Telecommunications Limited (1)                         16 August 1985                    England and Wales
COLT Telecom GmbH (6)                                                 17 March 1995                     Germany
COLT Telecommunications France SAS (10)                               23 October 1995                   France
COLT Telecom U.S. Corp.  (10)                                         19 November 1996                  Massachusetts USA
COLT Internet U.S. Corp.(10)                                          27 September 1999                 Delaware USA
COLT Telecom Espana SA (10)                                           2 January 1997                    Spain
COLT Telecom AG (9)                                                   30 July 1997                      Switzerland
COLT Telecom SA (10)                                                  16 September 1997                 Belgium
COLT Telecom  SpA (10)                                                4 November 1997                   Italy
Callshop etc. Limited (1)                                             16 October 1995                   England and Wales
COLT Netherlands Holding Limited (10)                                 17 April 1988                     England and Wales
COLT  Telecom BV (7)                                                  28 May 1998                       The Netherlands
COLT Telecom Holding GmbH (10)                                        9 October 1998                    Germany
COLT Telecom Austria GmbH (10)                                        28 September 1998                 Austria
COLT Telecom AB (10)                                                  11 October 1999                   Sweden
COLT Internet AB (10)                                                 5 July 2000                       Sweden
COLT Telecom Ireland Limited(10)                                      31 March 2000                     Ireland
COLT Telecom QUEST Trustees Limited (1)                               3 February 2000                   England and Wales
COLT Telecom A/S (10)                                                 20 November 2000                  Denmark
COLT Telecom Pension Trustees Limited (1)                             16 November 2000                  England and Wales
COLT Telecom Finance Limited (5)                                      30 January 2001                   England and Wales
COLT Telecom Share Scheme Trustees Limited (1)                        2 February 2001                   England and Wales
COLT Telecom ENS GmbH(6)                                              22 November 2001                  Germany
COLT Telecom A/S  (10)                                                9 January 2001                    Norway
COLTEL-Servicos de Telecomunicacoes                                   17 January 2001                   Portugal
                  Unipessoal Lda  (10)
COLT eCustomer Solutions France SAS (5)(13)                           6 October 1992                    France
Apogee Communication SAS (11)                                         7 May 1997                        France
Asthea Ingenerie SARL (11)                                            18 May 1998                       France
COLT Telecom Finance Euro (4)(12)                                     22 April 2002                     England and Wales
COLT Telecom Finance Switzerland (4) (12)                             22 April 2002                     England and Wales
COLT Telecom Finance Denmark (4)(12)                                  22 April 2002                     England and Wales
COLT Telecom Finance Sweden  (4)(12)                                  22 April 2002                     England and Wales
COLT Telecommunications Nominees Limited (1)                          26 March 2002                     England and Wales
COLT Telecom Finland OY(10)                                          19 August 2002                    Finland

Notes:
(1)   100% owned by COLT Telecom Holdings Limited.
(2)   100% owned by COLT Telecom Limited.
(3)   100% owned by COLT Telecommunications.
(4)   A company incorporated with unlimited liability.
(5)   100% owned by the company.
(6)   100% owned by COLT Telecom Holding GmbH.
(7)   100% owned by COLT Netherlands Holding Limited.
(8)   100% owned by COLT Telecommunications France SA.
(9) 74.5% owned by COLT Telecom Europe Limited and 25.5% by COLT Telecom Holding GmbH.
(10)  100% owned by COLT Telecom Europe Limited.
(11)  100% owned by COLT eCustomer Solutions France SAS.
(12)  99% owned by the company and 1% owned by COLT Telecom Holdings Limited.
(13)  Formerly Fitec SAS

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